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                                  EXHIBIT 23.4

                        [TRIDENT SECURITIES LETTERHEAD]

                                 April 10, 2000

Board of Directors
First Deposit Bancshares, Inc.
8458 Campbellton Street
Douglasville, GA 30134

Members of the Board:

    We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of First Deposit Bancshares, Inc. to be signed and dated the date of the Joint Proxy Statement-Prospectus that is a part of this Registration Statement, under the caption "Opinion of First Deposit's Financial Advisor", and to the inclusion of such opinion letter as Appendix C to the Joint Proxy Statement-Prospectus that is a part of this Registration Statement.

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                                                       TRIDENT SECURITIES
                                                       a division of McDonald Investments Inc.

                                                       By   /s/ DAVID BROWN
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